FOURTH AMENDMENT TO MANAGEMENT AGREEMENT
                    ----------------------------------------
                             WITH OPTION TO PURCHASE
                             -----------------------
                        (AL 1- Emeritrust 25 Facilities)

     This Fourth Amendment to Management Agreement with Option to Purchase (this "Amendment") is effective as of the 2nd day of January, 2004 by and among Emeritus Management LLC, a Washington limited liability company ("Emeritus Management"), Emeritus Management I LP, a Washington limited partnership ("Texas Manager;" together with Emeritus Management referred to herein as "Manager"), Emeritus Corporation, a Washington Corporation ("Emeritus), AL Investors LLC, a Delaware limited liability company ("AL Investors"), for itself and as sole managing member or sole managing member of the general partner of each of the Facility Entities set forth on Exhibit A to the Management Agreement (as hereinafter defined).

Recitals

     A. Emeritus Management, Texas Manager, Emeritus, AL Investors, ESC I, L.P., a Washington limited partnership ("ESC"), and Emeritus Properties I, Inc., a Washington corporation ("EPI") entered into that certain Management Agreement with Option to Purchase (Emeritrust 25) dated December 30, 1998, pursuant to which, among other things, AL Investors and the Facility Entities engaged Manager to manage certain Facilities described therein (as subsequently amended, the "Management Agreement"). Pursuant to the terms of the Management Agreement, ESC and EPI have ceased to be Managers under the Management Agreement. The Management Agreement has been previously amended by (1) First Amendment to
Management Agreement with Option to Purchase, dated March 22, 2001 (the "First Amendment"), (2) Second Amendment to Management Agreement with Option to Purchase dated January 1, 2002 (the "Second Amendment"), (3) Waiver, Consent and Amendment to Management Agreement dated May 1, 2002 ("laurel Place Waiver") (4) Third Amendment to Management Agreement dated as of June 30, 2003 and (5) Termination of Memorandum of Management Agreement With Option to Purchase dated ,2003
("Park Place Waiver"). Pursuant to the laurel Place Waiver. the Facility known as laurel Place was sold and has been deleted from the Management Agreement. Pursuant to the Park Place Waiver, the Facility known as Park Place has been sold and deleted from the Management Agreement.

     B. The parties now desire to amend the Management Agreement to provide for an extension of its Term beyond January 2, 2004 as provided in the Third Amendment.

     NOW, THEREFORE, in consideration of Ten and No/100 Dollars, the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. the parties hereby agree as follows:

     1.     Defined  Terms.     All  terms  capitalized  herein  but not defined
            ---------------
shall  have  the  meanings  given  them  in  the  Management  Agreement.

     2.     Term.Section  2.3  is  deleted in its entirety and replaced with the
            -----
following:

The Term of the Management Agreement is hereby extended to November 30, 2005, subject to sooner termination as provided herein. Notwithstanding anything to the contrary herein, either Manager or Owners may terminate this

Agreement without cause upon ninety (90) days prior written notice to the other as more particularly provided in Section 9.1 and 9.2.

     3.  Indemnity.The  third  to  last  sentence  of Section 6.1 is deleted and
         ----------
replaced  with  the  following:

All costs and expenses of Manager pursuant to this indemnity shall be an Operating Expense so long as (a) Manager was not in breach of this Agreement, and (b) was not negligent.

The  second  to  last  sentence  of  Section  6.1  is  deleted.

     4.  Management Fees.  Section 7.1 and 7.2 are deleted and replaced with the
         ---------------

     7.1 Base Management Fee. Manager shall be entitled to pay itself from the Agency Account on the 4th day of each month a management fee of 3% of the Total Revenues from all Facilities in the aggregate subject to this Agreement ("Base Management Fee").

     7.2 Reimbursement of Loan Extension Closing Costs; Additional Management Fee. Any Operating Profit in excess of the Base Management Fee (Le., 3% of Total Revenues) from and after January 2,2004 shall be paid 50% to Manager and 50% to Owners until Manager has received an additional management fee of 4% of Total Revenues from all. Facilities in the aggregate subject to this Agreement (the "Additional Management Fee"). If there is insufficient Operating Profit after payment of the Base Management Fee during any month to pay the Additional Management Fee, the Additional Management Fee shall not accrue and shall be written off. All accruals of the Base Management Fee or Additional Management Fee for all periods prior to January 2, 2004 are terminated and written off.

     Section 7.3 is deleted. All references to reimbursement of Loan Extension Closing Costs or Pooled Expenses are deleted and Owner acknowledges such amounts have been paid.

     5.  Expenditures.To  be consistent with the revisions to Section 7.2 above,
         -------------
Section  8.2  is  deleted  and  replaced  with  the  following:

     8.2 Expenditures. In accordance with the Annual Plan, except as otherwise approved by Owners, Managers as agent for the Facility Entities are hereby authorized and directed to pay from the Agency Account for each Facility in the following order of priority such amounts and at such times as are required to pay the following expenditures:

(a)  The  Operating  Expenses;

(b) The Fixed Operating Expenses (excluding Capital Expenditures), except for such items as Owner has elected to pay directly.

(c)  The  cost  of  Capital  Improvements  approved  by  Owner;



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(d)  The  Base  Management  Fee  and  the  Additional  Management  Fee;

(e)  Any  remaining  Cash  Available  for  Distribution  shall be paid to Owner.

     Any amounts due Owner shall be paid over to Owners as directed by Owners within twenty (20) days after the end of each calendar month during the term of this Agreement. Funds in the Agency Account shall not be utilized for any other purpose.

6. Deficit Contributions. Section 8.3 is deleted in its entirety and replaced with the following:

     a. Deficit Contributions. All Operating Deficits during the Term remaining after Owner has funded the full amount of the Owner's Deficit Contribution, i.e., $4,500,000, (which Owners and Manager acknowledge has been previously funded) shall be funded absolutely and unconditionally by Daniel R. Baty ("Baty") into the Agency Account or otherwise as directed by Owners as and when necessary to pay, but in any event no later than ten (10) days after written notice from Owners, all Operating Deficits during any calendar month during the Term and by his execution hereof Baty agrees to do so. Neither Owners, Manager or Emeritus shall have any obligations to fund Operating
Deficits or to reimburse Baty for any Operating Deficit payments or contributions. All references in the Agreement to any obligation of Emeritus to fund Operating Deficits, e.g., Section 1.4, are hereby deleted.

7.  Termination.  Section  9.1  is  deleted  and  replaced  with  the following:

     9.1 Managers. The Managers may terminate this Agreement, with respect to all (but not less than all) of the Facilities by reason of any of the following ("Event of Default"): (i) the Owner breaches or fails to perform a material term of this Agreement, which breach or failure is not cured within thirty (30) days after written notice of said breach is provided to Owner, or (ii) Baty fails to fund Operating Deficits in accordance with Section 8.3. In addition to the foregoing right to terminate for Owners' or Baty's default, Manager, upon ninety
(90) days prior written notice, may terminate this Agreement at any time at its sale election. With respect to an Event of Default under (ii) the sale remedy of Managers, notwithstanding anything to the contrary herein, shall be to terminate this Agreement.

Section  9.2  is  deleted  and  replaced  with  the  following:

     9.2 Owner. The Owner may terminate this Agreement with respect to any one or all of the Facilities by reason of any of the following (each an "Event of Default"): (i) Baty fails to fund any Operating Deficit under Section 8.3 within fifteen (15) days after written notice from Owner that payment has not been paid when due; (ii) Managers or any of them or Emeritus breaches or fails to perform a material term of this Agreement as to any or all Facilities, which breach or failure is not cured within thirty (30) days after written notice of said breach is provided to the Managers; (iii) Daniel Baty fails to comply with the liquidity and reporting requirements of the Initial Senior Loan (which is not cured within any applicable cure period set forth therein); or (iv) either Manager or Emeritus suffers a Bankruptcy Event. In addition to the foregoing rights to terminate for Manager's or Baty's default, Owners may. upon ninety (90) days prior written notice, terminate this Agreement at any time at its sole election.

The last sentence of Section 9.4 is deleted, and Sections 9.8, 9.9 and 9.10 are deleted.

8.     Emeritus  Option  to Purchase.Section 13 and all references to any option
       ------------------------------
that  Managers  or  Emeritus  may  have  to purchase the Facilities are deleted.

9.     Emeritus  Right  of  First  Refusal.Section  14 and all references to any
       ------------------------------------
rights of first refusal that Managers or Emeritus may have to purchase the Facilities are deleted.

10.  Exhibits.  Exhibit  A  is  hereby  revised  as  follows:

a. Senior Loan - the definition of Senior Loan is deleted and replaced with the following:

Senior Loan: any indebtedness incurred by Owners which is secured by any mortgage, deed of trust and related security instruments against a Facility. Initially the Senior Loan is evidenced by that certain Loan Agreement between AL Investors (and the Facility Entities) and GMAC Commercial Mortgage Corporation dated on or about December 30, 1998, as amended by the First, Second and Third Amendments to Loan Agreement, including, without limitation, all interest increases and modifications contained therein (the "Initial Senior Loan"). The Senior Loan includes any refinance, modification, or extension of the Initial Senior Loan. It is expressly agreed that the Senior Loan includes the entirety of Tranches A and C as set forth in the Senior Loan Amendment.

b.  Deemed  Senior  Loan  -  the  definition  of  Deemed Senior Loan is deleted.

c. Fixed Operating Expenses - the definition of Fixed Operating Expenses is deleted in its entirety and replaced with the following:

     Fixed Operating Expenses: for any period, all fixed costs and expenses of owning, and operating the Facilities in the aggregate except where the Agreement expressly provides that Fixed Operating Expenses shall be determined for each Facility to the extent such costs and expenses are not included in Operating Expenses, including but not limited to (a) all amounts to be paid into the Reserve Account and the cost of Capital Improvements approved by Owners not funded from the Reserve Account; (b) the debt service on account of the then Senior Loan; provided, however, that solely for purposes of calculating the Additional Management Fee under Section 7.2, the Senior Loan shall be deemed to be the amount of $131,388,750 and the debt service shall be interest only at the then interest rate of the Senior Loan; (c) the real and personal property ad valorem taxes and assessments; (d) the Base Management Fee and the Additional Management Fee; and (e) all costs and expenses of all property and casualty insurance on or in respect of the Facilities provided for herein and the amount of all self-insured losses or deductibles. Fixed Operating Expenses shall not include the Excluded Expenses.

d.  Facilities  -  Laurel  Park  and  Park  Place  are  deleted.

     11.  Guaranty  of Management Agreement and Shortfall Funding Agreement.That
          ------------------------------------------------------------------
certain Guaranty of Management Agreement and Shortfall Funding Agreement dated December 30, 1998 and executed by Emeritus Corporation ("Guaranty") is amended as follows:

Section 1.2 of the Guaranty and all references to Operating Deficits or any obligation of Emeritus to fund Operating Deficits are hereby deleted. The Guaranteed Obligations as referenced in Section 1.1 are limited to Manager's obligations under the Management Agreement, as amended, and do not include any obligation to fund Operating Deficits.

     12. Ratification.The Management Agreement, as amended by this Agreement, is
         -------------
hereby  ratified  and  confirmed.

     13.  Understandings  and  Agreements.This  Amendment,  together  with  the
          --------------------------------
Management Agreement, constitutes all of the understandings and agreements between the parties with respect to the management of the Facilities.

     14. Headines.The headings contained herein are for convenience of reference
         ---------
only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

     15. Applicable Law.This Agreement shall be construed and interpreted and be
         ---------------
governed  by  the  laws  of  the  State  of  Washington.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first above written.

EMERITUS  MANAGEMENT

EMERITUS  MANAGEMENT  LLC,  a  Washington  limited  liability  company

By:  Emeritus  Corporation,
a  Washington  corporation

By:   /s/  William  M.  Shorten
    ---------------------------
Name:  William  M.  Shorten
Title:  Director  of  Real  Estate  Finance

EMERITUS  MANAGEMENT  I  LP

EMERITUS  MANAGEMENT  I  LP,  a  Washington  limited  partnership

By:  EMI,  LLC,  a  Washington  limited  liability  company

By:  Emeritus  Corporation,  a  Washington  corporation
By:  /s/  William  M.  Shorten
Name:  William  M.  Shorten
Title:  Director  of  Real  Estate  Finance

EMERITUS

EMERITUS  CORPORATION,  a  Washington  corporation

By:  /s/  William  M.  Shorten
Name:  William  M.  Shorten
Title:  Director  of  Real  Estate  Finance

AL  INVESTORS

AL INVESTORS LLC, a Delaware limited liability company, for itself and as sole managing member on behalf of each of the Owners, or in the case where the Owner is a limited partnership, as sole managing member on behalf of the general partner thereof
By:  /s/  B.  Thorn
-------------------
Name:  B.  Thorn
Title:  Authorized  Representative

/s/  Daniel  R.  Baty
Daniel R. Baty for purposes of unconditionally agreeing to fund Operating Deficits as provided in Section 8.3

The undersigned lenders in connection with the Senior Loan and the Junior Loan have executed this Agreement for the sole purpose of consenting to the foregoing Amendment.

GMAC  Commercial  Mortgage  Corporation,  a  California  corporation

By:

Name  Title

Senior  Housing  Partners  I,  LPa  Delaware  limited  partnership

By:

Name  Title